Exhibit 1.1

Execution Version

USA COMPRESSION PARTNERS, LP

5,000,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

June 12, 2018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

USA Compression Holdings, LLC, a Delaware limited liability company (the “Selling Unitholder”), proposes, subject to the terms and conditions stated herein, to sell to J.P. Morgan Securities LLC (the “Underwriter”) 5,000,000 common units (the “Units”) representing limited partner interests (“Common Units”) in USA Compression Partners, LP, a Delaware limited partnership (the “Partnership”).

USA Compression GP, LLC, a Delaware limited liability company, serves as the general partner of the Partnership (the “General Partner”). Each of the General Partner and the Partnership is sometimes referred to herein as a “Partnership Party,” and they are sometimes collectively referred to herein as the “Partnership Parties.”  Each of the entities identified on Schedule I is sometimes individually referred to as an “Operating Subsidiary,” and such entities are sometimes collectively referred to as the “Operating Subsidiaries.” Each of the Partnership Parties and each of the Operating Subsidiaries are sometimes referred to herein as a “Partnership Entity,” and they are sometimes collectively referred to herein as the “Partnership Entities.”

This Agreement is to confirm the agreement among the Selling Unitholder, the Partnership Parties and the Underwriter concerning the purchase of the Units from the Selling Unitholder by the Underwriter.

1.         Representations, Warranties and Agreements of the Partnership Parties.  The Partnership Parties, jointly and severally, represent and warrant to, and agree with, the Underwriter that:

(a)        Registration.  The Partnership meets the requirements for use of a Form S‑3 under the Securities Act of 1933, as amended (the “Act”), and the offer and sale of the Units have been duly registered with the Securities and Exchange Commission (the “Commission”) under the Act pursuant to a registration statement on Form S-3 (File No. 333-217391), including the accompanying base prospectus, the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you (collectively, the “Initial Registration Statement”), have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (the “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Act, which, if any, became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.  For purposes of this Agreement,

(i)        “Applicable Time” means 5:15 p.m. (Central Time) on the date of this Agreement;

(ii)       “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Units;

(iii)      “Preliminary Prospectus” means any preliminary prospectus supplement (including the accompanying base prospectus) used in connection with the offering and sale of the Units that is included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, in each case prior to the Applicable Time;

(iv)       “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, as supplemented by those Issuer Free Writing Prospectuses and the other information and documents, if any, listed in Schedule II(A) hereto;

(v)        “Prospectus” means the final prospectus supplement (including the accompanying base prospectus) relating to the Units filed pursuant to Rule 424(b) under the Act after the Applicable Time; and

(vi)       “Registration Statement” means the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective.

(vii)     Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus.

(b)        No Stop Order.  No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.

(c)        No Material Misstatements or Omissions in Registration Statement or Prospectus.  The Registration Statement conformed, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and did not, as of the latest effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus and any supplement or amendment thereto will conform, when filed with the Commission under Rule 424(b), in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder, and will not, as of the Time of Delivery (as defined in Section 4(a)) and as of the date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this Section 1(c) shall not apply to any statements or omissions made in reliance upon and in conformity with written information furnished to the Partnership by (i) the Underwriter or (ii) the Selling Unitholder, in each such case expressly for use therein.

(d)        No Material Misstatements or Omissions in Pricing Disclosure Package.  The Preliminary Prospectus conformed, when filed with the Commission, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder.  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder on the date of first use.  The Pricing Disclosure Package, and any individual Testing-the-Waters Communication (as defined in Section 1(h)), when taken together as a whole with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed in Schedule II(B) hereto does not conflict with the information contained in the Registration Statement or the Preliminary Prospectus or to be contained in the Prospectus; and each Issuer Free Writing Prospectus listed in Schedule II(B) hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this Section 1(d) shall not apply to any statements or omissions made in the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by (i) the Underwriter or (ii) the Selling Unitholder, in each such case expressly for use therein.

(e)        Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, conformed and will conform in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, as applicable, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)        Partnership Not an “Ineligible Issuer.”  As of the Applicable Time, the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Act).

(g)        Emerging Growth Company.  Since the enactment of the Jumpstart Our Business Startups Act (the “JOBS Act”) through the Applicable Time, the Partnership has been and is an “emerging growth company” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(h)        Testing-the-Waters Communications.  The Partnership Parties have not, without the prior written consent of the Underwriter, (i) engaged in any Testing-the-Waters Communication or (ii) authorized anyone other than the Underwriter to engage in such communications.  The Partnership Parties have not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(i)         Formation, Due Qualification and Authority.  Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and is duly registered or qualified to do business and is in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register, qualify or be in good standing would not reasonably be expected to (i) have a material adverse effect on the condition, financial or otherwise, results of operations, properties, assets or business affairs or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.  Each of the Partnership Entities has all requisite power and authority necessary to own or lease its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement, to the extent a party hereto, in each case in all material respects as described in the Registration Statement and the Pricing Disclosure Package.

(j)         General Partner Authority.  The General Partner has full limited liability company power and authority to act as the general partner of the Partnership and the manager of the Operating Subsidiaries.

(k)        Ownership of the General Partner.  Energy Transfer Partners, L.L.C. (the “GP Member”) is the owner of all issued and outstanding membership interests in the General Partner.  Such interests are duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated, the “GP LLC Agreement”) and fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18‑607 and 18‑804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)) and the GP Member owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”), other than any restrictions on transferability as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l)         Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership and the owner of the non-economic general partner interest in the Partnership (in its capacity as a general partner without reference to any Common Units held by it) (the “GP Interest”); such GP Interest has been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”); and the General Partner owns the GP Interest free and clear of all Liens, other than the restrictions on transfer set forth in Section 4.6 of the Partnership Agreement or any restrictions on transferability as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(m)       Ownership of Common Units by the General Partner.  As of June 12, 2018, the General Partner owned 8,000,000 Common Units.

(n)        Capitalization of the Partnership.  As of June 12, 2018, the issued and outstanding partnership interests of the Partnership consisted of (A) 89,953,049 Common Units, (B) 500,000 Series A Perpetual Preferred Units representing limited partner interests in the Partnership (the “Preferred Units”), (C) 6,397,965 Class B Units representing limited partner interests in the Partnership (the “Class B Units”) and (D) the GP Interest.  All outstanding Common Units, Preferred Units and Class B Units and the partnership interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(o)        Ownership of the Subsidiaries.  The Partnership owns, directly or indirectly, 100% of the ownership interests in each of the Operating Subsidiaries.  Such ownership interests have been duly authorized and validly issued in accordance with the organizational documents of each Operating Subsidiary and are fully paid (to the extent required under those documents) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act or, in the case of an interest in a limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited liability company statute, as applicable), and the Partnership owns, directly or indirectly, such equity interests free and clear of all Liens, other than Liens securing obligations pursuant to the Sixth Amended and Restated Credit Agreement, dated as of April 2, 2018, among the Partnership, the Operating Subsidiaries, JPMorgan Chase Bank, N.A., as Agent, and the lenders party thereto (as amended, the “Amended and Restated Credit Agreement”).

(p)        No Other Subsidiaries.  Other than the equity interests described in Section 1(o) above, the equity interests in USA Compression Finance Corp., a Delaware corporation (“USAC Finance”) and wholly owned subsidiary of the Partnership, and intercompany indebtedness, none of the Partnership or the Operating Subsidiaries owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than (A) the GP Interest, (B) 8,000,000 Common Units and (C) all of the membership interests in USA Compression Management Services, LLC, a Delaware limited liability company, the General Partner does not directly own any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(q)        No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except for restrictions on transferring pledged securities, if any, pursuant to the Amended and Restated Credit Agreement and any security, pledge or other collateral agreement entered into in connection therewith, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any membership interests or partnership interests in any Partnership Entity.  Except for such rights that have been waived or complied with, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(r)        Authority and Authorization.  Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

(s)        Authorization of Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(t)         Enforceability of Organizational Documents.  Each of the Partnership Agreement, the GP LLC Agreement and the limited liability company agreement of each of the Operating Subsidiaries, as applicable (collectively, the “Organizational Documents”), has been duly authorized, executed and delivered by any Partnership Entity party thereto, as applicable, and is a valid and legally binding agreement of such Partnership Entity party thereto, enforceable against such Partnership Entity in accordance with its terms; provided that, with respect to each agreement described in this Section 1(t), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(u)        No Conflicts.  None of (i) the offering or sale of the Units by the Selling Unitholder, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, or (iii) the consummation of the transactions contemplated by this Agreement by the Partnership Parties, (A) conflicts or will conflict with or constitutes or will constitute a violation of any of the Organizational Documents, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties is bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body applicable to any of the Partnership Entities or any of their respective properties in a proceeding to which any of them is a party or by which their respective property is bound or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would reasonably be expected to materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement.

(v)        No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of its properties or assets is required in connection with (i) the offering or sale by the Selling Unitholder of the Units, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties or (iii) the consummation by the Partnership Parties of the transactions contemplated by this Agreement except (A) for registration of the Units under the Act and Consents or filings required under the Act, Exchange Act, and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriter, (B) for such Consents that have been, or prior to the Time of Delivery will be, obtained or made, (C) for such Consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (D) as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(w)       No Violation or Default.  None of the Partnership Entities is (i) in violation of its Organizational Document, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or assets or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets are bound, which breach, default or violation in the case of clauses (ii) or (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.

(x)        Conformity of Securities to Descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  The Units, when delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(y)        Independent Public Accountants.  (i) KPMG LLP, who have certified the audited consolidated financial statements of the Partnership Entities (excluding the CDM Entities (as defined below)), which are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent public accountants with respect to the Partnership Entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and as required by the Act; and (ii) Grant Thornton LLP, who have certified the audited consolidated financial statements of CDM Resource Management LLC and CDM Environmental & Technical Services LLC (together with their respective subsidiaries, the “CDM Entities”), are independent public accountants with respect to the Partnership Entities and the CDM Entities within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Act.

(z)        Financial Statements.  The consolidated historical financial statements (including the related notes and supporting schedules) of the Partnership included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial condition of the Partnership Entities as of the dates indicated, and the results of operations and cash flows of the Partnership Entities, for the periods specified, comply as to form with the applicable accounting requirements of Regulation S-X under the Act and have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby. The other financial information of the Partnership, including non-GAAP financial measures, if any, included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership Entities, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The historical financial statements (including the related notes) of the CDM Entities incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act, and present fairly, in all material respects, the information set forth therein. Such historical financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby. The unaudited pro forma financial statements incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts. The unaudited pro forma financial statements incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so included as required by the Act and the rules and regulations thereunder, and the Partnership Entities do not have any material liability or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement (excluding the exhibits thereto) or the Pricing Disclosure Package as required by the Act and the rules and regulations thereunder.

(aa)      No Material Changes.  Neither (i) the Partnership Entities, other than the CDM Entities, since the date of their latest audited financial statements included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package, nor (ii) the CDM Entities, since April 2, 2018 (the date of their acquisition by the Partnership (the “CDM Closing Date”)), have sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, other than as set forth or contemplated in the Registration Statement and the Pricing Disclosure Package and other than as would not reasonably be expected to have a Material Adverse Effect.  Subsequent to the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change in the condition, financial or otherwise, results of operations, properties, assets or business affairs or prospects of the Partnership Entities, taken as a whole, whether or not arising in the ordinary course of business (as such business is described in the Registration Statement and the Pricing Disclosure Package), (ii) any transaction that is material to the Partnership Entities, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Partnership Entities, taken as a whole, other than (x) transactions in the ordinary course of business (as such business is described in the Registration Statement and the Pricing Disclosure Package) and (y) the transactions contemplated by (A) the Purchase Agreement, dated March 9, 2018, among the Partnership, USAC Finance, and J.P. Morgan Securities LLC and Barclays Capital Inc. as representatives of the several initial purchasers thereto; (B) the Contribution Agreement, dated as of January 15, 2018, by and among Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P. and ETC Compression LLC, as contributor parties, and the Partnership, as acquirer, and Energy Transfer Equity, L.P. (“ETE”) solely for purposes therein; (C) the Partnership Agreement; (D) the Series A Preferred Unit and Warrant Purchase Agreement, dated January 15, 2018, among the Partnership and the purchasers party thereto; (E) the Amended and Restated Credit Agreement; (F) the Equity Restructuring Agreement, dated as of January 15, 2018, by and among ETE, the Partnership and the General Partner; and (G) the payment of all fees and expenses related to the transactions contemplated by the agreements listed in (A) through (F) above, or (iii) any dividend or distribution of any kind declared, paid or made on the security interests of any of the Partnership Entities, in each case other than as set forth in the Registration Statement and the Pricing Disclosure Package.

(bb)      Legal Proceedings or Contracts to be Described or Filed.  There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described by the Act and the rules and regulations thereunder in the Registration Statement or any Preliminary Prospectus that are not so described.  There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or any Preliminary Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.  Statements made in the Pricing Disclosure Package insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, are fair and accurate summaries thereof in all material respects.

(cc)      Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among any Partnership Entity on the one hand, and the directors, managers, officers, members, partners, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described by the Act and the rules and regulations thereunder in the Registration Statement or any Preliminary Prospectus and is not so described.

(dd)      Title to Properties.  The Partnership Entities have good and indefeasible title in fee simple to, or valid leasehold or other interests in, as applicable, all real and personal property described in the Pricing Disclosure Package as owned, leased or used and occupied by the Partnership Entities, free and clear of all Liens, except (i) for those Liens that arise under the Amended and Restated Credit Agreement, (ii) as described in the Pricing Disclosure Package, (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iv) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Pricing Disclosure Package.

(ee)      Rights-of-Way.  Each of the Partnership Entities has such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Pricing Disclosure Package and the Prospectus, (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect and (iii) rights-of-way held by affiliates of the Partnership Entities as nominee for the benefit of the Partnership Entities; each of the Partnership Entities has, other than as set forth, and subject to the limitations contained, in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have a Material Adverse Effect; and, except as described in the Pricing Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)       Governmental Permits.  Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“governmental permits”) as are necessary to conduct its business in the manner described in the Pricing Disclosure Package, subject to such qualifications set forth in the Pricing Disclosure Package and except for such governmental permits that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the

Partnership Entities have not received notice of any revocation or modification of any governmental permits or notice of any proceeding relating thereto that, if determined adversely to any of the Partnership Entities would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)      Books and Records.  The Partnership Entities (i) make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of their respective assets and (ii) maintain systems of “internal control over financial reporting” (as defined in Rule 13a 15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Partnership Entities maintain internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with their respective management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for their respective assets; (C) access to their respective assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh)      Disclosure Controls and Procedures.  (i) The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to provide reasonable assurance that the information required to be disclosed by the Partnership in the reports it submits or files under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(ii)       No Significant Deficiencies.  Since the date of the most recent balance sheet of the Partnership reviewed or audited by Grant Thornton LLP, (i) none of the Partnership Entities has been advised of (A) any significant deficiencies in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect the ability of any of the Partnership Entities to record, process, summarize and report financial data in any material respect, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of any of the Partnership Entities, and (ii) there have been no significant adverse changes in internal control over financial reporting or in other factors that could significantly and adversely affect internal control over financial reporting relating to any of the Partnership Entities.

(jj)       Tax Returns.  Each of the Partnership Entities that is required to do so has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that are being contested in good faith or for which adequate reserves have been established in accordance with GAAP or (ii) which, if not paid, would not reasonably be expected to have a Material Adverse Effect.

(kk)      ERISA Compliance.  Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, (i) each Partnership Entity and each entity treated with any Partnership Entity as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), or Section 4001 of ERISA (each such entity, an “ERISA Affiliate”) and each employee benefit plan or program sponsored, maintained, contributed to or required to be contributed to by any Partnership Entity or ERISA Affiliate is in compliance in form and in operation with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), and all other applicable laws; (ii) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity or ERISA Affiliate would have any liability; and (iii) no Partnership Entity or ERISA Affiliate has incurred or expects to incur liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Code as a result of the transactions provided for in this Agreement.  Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, each “pension plan” established, maintained or contributed to within the last six years and which is currently sponsored or maintained by any Partnership Entity as of the date of this Agreement that is intended to be qualified under Section 401 of the Code, is so qualified and, to the knowledge of the Partnership Parties, no event or fact exists which would adversely affect such qualification.  To the knowledge of the Partnership Parties, as of the date of this Agreement, none of the Partnership Entities or any ERISA Affiliate currently sponsors, maintains, contributes to, is required to contribute to or has any liability with respect to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “pension plan” that is subject to Title IV of ERISA or Section 412 of the Code.

(ll)       Investment Company Act.  The Partnership is not and, after giving effect to the offer and sale of Units under this Agreement, will not be, an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(mm)   Intellectual Property.  Each of the Partnership Entities owns or possesses adequate rights to use all of its respective material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses in the manner and subject to such qualifications described in the Pricing Disclosure Package and the Prospectus and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others, except as such conflict which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn)      Environmental Compliance.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Partnership Entities (i) is in compliance with all, and has not violated any, applicable foreign, federal, state and local laws, regulations or other legally binding requirements relating to the prevention of pollution or the protection of human health and safety or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as it is currently being conducted, (iii) has not received written notice of any actual or potential liability under any Environmental Law, (iv) is not a party to or affected by any pending or, to the knowledge of the Partnership Parties, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Material, and (v) none of the Partnership Entities anticipates any unplanned material capital expenditures during 2018, or to the Partnership Entities’ knowledge, in future years, relating to Environmental Laws other than those incurred in the ordinary course of business for the purchase of equipment used in compression services or related activities, except where such noncompliance or deviation from that described in (i)-(v) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” or “solid waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.

(oo)      Sarbanes-Oxley Act of 2002.  The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Partnership.

(pp)      No Labor Dispute.  No labor dispute with the employees of the Partnership Entities exists or, to the knowledge of any of the Partnership Parties, is imminent or threatened that would reasonably be expected to have a Material Adverse Effect.

(qq)      Insurance.  The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties.  None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.  The Partnership Entities are in compliance with the terms of such policies in all material respects, and all such insurance is duly in full force and effect on the date hereof.  There are no claims by the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Partnership Entities have not been notified (whether orally or in writing) that they will be denied renewal of their existing insurance coverage as and when such coverage expires or will be unable to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not reasonably be expected to have a Material Adverse Effect.

(rr)       Litigation.  Except as described in the Pricing Disclosure Package and the Prospectus there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) individually, or in the aggregate, have a Material Adverse Effect, (B) prevent or result in the suspension of the offer or sale of the Units, or (C) call into question the validity of this Agreement.

(ss)       No Distribution of Other Offering Materials.  Without the prior consent of the Underwriter, none of the Partnership Entities, nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee, representative or other person associated with or acting on behalf of any Partnership Entity has distributed and, prior to the later to occur of the Time of Delivery and completion of the distribution of the Units, will not distribute, any offering material in connection with the offering and sale of the Units other than (i) any Preliminary Prospectus, (ii) the Prospectus and (iii) any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with this Agreement.

(tt)       No Unlawful Contributions or Other Payments.  None of the Partnership Entities, any director, officer or employee of the Partnership Entities or, to the knowledge of the Partnership Parties, any agent, affiliate or other person associated with or acting on behalf of the Partnership Entities has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Partnership Entities have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws, to the knowledge of the Partnership Parties, any agent, affiliate employee, representative or other person associated with or acting on behalf of any of the Partnership Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

(uu)      Anti-Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(vv)      No Conflicts with Sanctions Laws.  None of the Partnership Entities, any of their respective directors, officers or employees, or, to the knowledge of the Partnership Parties, any agent, affiliate or other person associated with or acting on behalf of the Partnership Entities is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor are the Partnership Entities located, organized or resident in a country or territory that is subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned  Country”).  The Partnership will not directly or indirectly use the proceeds of this offering, or lend, fund, contribute, facilitate or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to fund or facilitate any activities or business in or with any Sanctioned Country or with any person that at the time of such funding or facilitation is subject to any Sanctions or use the proceeds of this offering in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions.  For the past five years, the Partnership Entities have not knowingly engaged in, and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ww)    Listing.  The Common Units are listed on the NYSE.

(xx)      Market Stabilization.  The Partnership has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(yy)      Statistical and Market-Related Data.  All third-party statistical or market-related data included or incorporated by reference in the Pricing Disclosure Package, if any, are based on or derived from sources that the Partnership believes to be reliable and accurate and no consents to the use of such data are required to be obtained by the Partnership from such sources that have not been obtained.

(zz)      Distribution Restrictions.  No Operating Subsidiary is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as prohibited under the Amended and Restated Credit Agreement, and as described in the Pricing Disclosure Package and the Prospectus.

Any certificate signed by any officer of any Partnership Party and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by such Partnership Party to the Underwriter as to the matters covered thereby.

2.         Representations, Warranties and Agreements of the Selling Unitholder.  The Selling Unitholder represents and warrants to, and agrees with, the Underwriter that:

(a)        Formation, Due Qualification and Authority. The Selling Unitholder has been duly formed and is validly existing and in good standing under the laws of the State of Delaware.

(b)        Authority and Authorization. The Selling Unitholder has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(c)        Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Unitholder.

(d)        Ownership of Units. The Selling Unitholder has good and valid title to the Units to be sold by it hereunder free and clear of all Liens (other than restrictions on transfer set forth in the Partnership Agreement or arising under applicable securities laws), and has full power and authority to sell such Units, and, assuming that the Underwriter acquires the Units to be sold by the Selling Unitholder to the Underwriter without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)), the Underwriter that has purchased such Units delivered at the Time of Delivery to The Depository Trust Company (“DTC”) by making payment therefor as provided herein, and that has had such Units credited to the securities account or accounts of the Underwriter maintained with the DTC will have acquired a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) to such Units purchased by the Underwriter, and no action based on an “adverse claim” (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against the Underwriter with respect to such Units.

(e)        Disclosure. In respect of any statements in or omissions from the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto used by the Partnership or the Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Partnership by the

Selling Unitholder specifically for use in connection with the preparation thereof, the Selling Unitholder hereby makes the same representations and warranties to the Underwriter as the Partnership makes to the Underwriter under Section (1)(c) and Section (1)(d); it being understood and agreed that the foregoing applies only to such information furnished by the Selling Unitholder to the Partnership, which consists of (A) the legal name, address and the number of Common Units owned and number of Common Units proposed to be offered by the Selling Unitholder, and (B) information relating to the organizational structure of the Selling Unitholder, the beneficial ownership of the Common Units held by the Selling Unitholder and any other information with respect to the Selling Unitholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Selling Unitholder” (collectively, the “Selling Unitholder Information”).

(f)        No Conflicts. None of (i) the offering or sale of the Units by the Selling Unitholder, (ii) the execution, delivery and performance of this Agreement or (iii) the consummation of the transactions contemplated by this Agreement by the Selling Unitholder, (A) conflicts or will conflict with or constitutes or will constitute a violation of any of the organizational documents of the Selling Unitholder, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Unitholder is a party or by which any of its properties is bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body applicable to the Selling Unitholder or any of its properties in a proceeding to which it or its properties is a party or by which its property is bound or (D) results or will result in the creation or imposition of any Lien upon any of its property or assets, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to impair the ability of the Selling Unitholder to consummate the transaction contemplated by this Agreement.

(g)        No Consents. No Consent of or with any court, governmental agency or body having jurisdiction over the Selling Unitholder or any of its properties or assets is required in connection with (i) the offering or sale by the Selling Unitholder of the Units, (ii) the execution, delivery and performance of this Agreement by the Selling Unitholder or (iii) the consummation by the Selling Unitholder of the transactions contemplated by this Agreement, except (A) for registration of the Units under the Act and Consents required under the Exchange Act, and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriter, (B) for such Consents that have been, or prior to the Time of Delivery will be, obtained or made, (C) for such Consents that, if not obtained, would not reasonably be expected to impair the ability of the Selling Unitholder to consummate the transaction contemplated by this Agreement.

(h)        Market Stabilization. The Selling Unitholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i)         Absence of Rights of First Refusal. The Units to be sold by the Selling Unitholder under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Units other than pursuant to this Agreement and Section 15.1 of the Partnership Agreement.

(j)         Free Writing Prospectus. Neither the Selling Unitholder nor any person acting on its behalf (other than, if applicable, the Partnership and the Underwriter) has used or referred to or will use or refer to any “free writing prospectus” (as defined in Rule 405 under the Act) in connection with the offering contemplated by this Agreement and, without limitation to the foregoing, the Selling Unitholder has not made and will not make any offer relating to the Units that constituted or would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or a “free writing prospectus” (as defined in Rule 405 under the Act), whether or not required to be filed with the Commission.

(k)        Not Prompted to Sell. The Selling Unitholder is not prompted to sell the Units by any information concerning the Partnership that is not set forth in the Registration Statement or the Pricing Disclosure Package.

(l)         Employee Benefit Plan Status. The Selling Unitholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

Any certificate signed by the Selling Unitholder or any of its officers (if applicable) and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Selling Unitholder to the Underwriter as to the matters covered thereby.

3.         Purchase and Sale of the Units.

Subject to the terms and conditions herein set forth, the Selling Unitholder agrees to sell 5,000,000 Units to the Underwriter, and the Underwriter agrees to purchase 5,000,000 Units at a purchase price per Common Unit as set forth on Schedule II(A).

4.         Offering of Units by the Underwriter.  Upon the authorization by you of the release of the Units, the Underwriter proposes to offer the Units for sale upon the terms and conditions set forth in the Prospectus.

5.         Delivery and Payment for the Units.

(a)        The Units to be purchased by the Underwriter hereunder, in book entry form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Selling Unitholder and the Partnership, shall be delivered by or on behalf of the Selling Unitholder to the Underwriter, through the facilities of The Depository Trust Company (“DTC”), for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price of the Units being sold by the Selling Unitholder by wire transfer of Federal (same-day) funds to the account specified by the Selling Unitholder to the Underwriter at least forty-eight hours in

advance.    The time and date of such delivery and payment of the Units shall be at or prior to 10:00 a.m., New York City time, on June 15, 2018 or such other time and date as the Underwriter and the Selling Unitholder may agree upon in writing.  Such time and date for delivery of the Units is herein called the “Time of Delivery.”

(b)        The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Units and any additional documents requested by the Underwriter pursuant to this Agreement, will be delivered at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002 (the “Closing Location”).

6.         Further Agreements of the Partnership Parties.  The Partnership Parties, jointly and severally, covenant and agree with the Underwriter:

(a)        Preparation of Prospectus and Registration Statement.  To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the Act that differs from the Prospectus) that shall be disapproved by you promptly after reasonable notice thereof; to file promptly all material required to be filed by the Partnership with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Partnership with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act or the rules and regulations of the Commission thereunder, subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering of the Units; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Units, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)        Qualification of Securities.  Promptly from time to time to take such action as you may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units, provided that in connection therewith no Partnership Entity shall be required to qualify as a foreign limited partnership or foreign limited liability company or to file a general consent to service of process in any jurisdiction;

(c)        Information in Pricing Disclosure Package.  If at any time prior to the filing of the Prospectus, any event occurs as a result of which the Pricing Disclosure Package would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, to give prompt notice thereof to the Underwriter and, if requested by the Underwriter, to amend or supplement the Pricing Disclosure Package and supply such amendment or supplement that will correct such statement or omission, without charge, to the Underwriter in such quantities as may be reasonably requested;

(d)        Copies of Documents to the Underwriter.  To promptly, but no later than the Time of Delivery, furnish the Underwriter with written or electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case the Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)        Reports to Unitholders.  To make generally available to the Partnership’s unitholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158);

(f)        Lock-Up Period.  During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise hedge or dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition at any time in the future of) any Common Units or any securities of the Partnership that are substantially similar to the Common Units, including, but not limited to, any options or warrants to purchase Common Units or any securities that are convertible into or exchangeable for Common Units, or that represent the right to receive Common Units or any such substantially similar securities, (B)

enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership, or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter and to cause each officer, director and unitholder of the Partnership set forth on Schedule IV hereto to furnish to the Underwriter, on or before the date hereof, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); provided, however, that the Partnership may (i) issue and sell options, restricted units, phantom units, unit appreciation rights, unit awards and other unit-based awards pursuant to the Partnership’s Long-Term Incentive Plan, (ii) issue Common Units and other securities pursuant to the Partnership Agreement in accordance with this Agreement, (iii) file a registration statement on Form S-8 relating to the Partnership’s Long-Term Incentive Plan, (iv) issue Common Units pursuant to a distribution reinvestment plan, (v) file or amend any amendment to the Partnership’s registration statement on Form S-3 (File No. 333-211167) relating to the Partnership’s distribution reinvestment plan, (vi) issue Common Units and other securities to sellers of assets or entities in connection with acquisitions by the Partnership, provided that the Underwriter shall have received similar lock-up agreements from such sellers and (vii) issue Common Units (or pay cash in lieu thereof) in respect of phantom units issued pursuant to the Partnership’s Long-Term Incentive Plan that vest during the Lock-Up Period, provided that any such phantom units are outstanding on the date of this Agreement;

(g)        Reporting Requirements.  The Partnership, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder;

(h)        License.  Upon request of the Underwriter, to furnish, or cause to be furnished, to the Underwriter an electronic version of the Partnership’s trademarks, servicemarks and logo for use on the website, if any, operated by the Underwriter for the purpose of facilitating the on-line offering of the Units (the “License”); provided,  however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(i)         Emerging Growth Company.  The Partnership will notify promptly the Underwriter if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Units within the meaning of the Act and (ii) completion of the 45-day restricted period referred to in Section 6(f) hereof; and

(j)         Written Testing-the-Waters Communications.  If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, at such time not misleading, the

Partnership will (i) notify promptly the Underwriter so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriter in such quantities as may be reasonably requested.

7.         Further Agreements of the Selling Unitholder.  The Selling Unitholder covenants and agrees with the Underwriter:

(a)        Lock-Up Agreements.  To furnish to the Underwriter, on or before the date hereof, a Lock-Up Agreement substantially in the form of Exhibit A hereto.

(b)        Tax Forms.  To deliver to the Underwriter prior to the Time of Delivery a properly completed and executed United States Treasury Department Form W-9.

(c)        Market Stabilization.  To not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(d)        Free Writing Prospectus.  That neither it nor any person acting on its behalf (other than, if applicable, the Partnership and the Underwriter) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Act) in connection with the offering contemplated by this Agreement.

8.         Use of Free Writing Prospectus.

(a)        Free Writing Prospectus.  Each of the Partnership Parties represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Units that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act; the Underwriter represents and agrees that, without the prior consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute a free writing prospectus; each of the Partnership Parties and the Underwriter represents and agrees that any such free writing prospectus, the use of which has been consented to by the Partnership and the Underwriter, is listed on Schedule II(A) or Schedule II(B) hereto.

(b)        Use of Issuer Free Writing Prospectus.  Each of the Partnership Parties represents and agrees that it has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending, and that it has satisfied and will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(c)        Information in Issuer Free Writing Prospectus.  Each of the Partnership Parties represents and agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, to give prompt notice thereof to the Underwriter and, if requested by the Underwriter, to prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by the Underwriter expressly for use therein.

9.         Expenses.  Each of the Partnership Parties covenants and agrees with the Underwriter that the Partnership will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s and the Selling Unitholder’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing the Blue Sky Memorandum and closing documents (including any compilations thereof) in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Units for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Units on the NYSE; (v) the filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Units; (vi) the cost of preparing certificates for the Units; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of the obligation of the Partnership and the Selling Unitholder hereunder that are not otherwise specifically provided for in this Section 9.  It is understood, however, that, except as provided in this Section 9 and Sections 11 and 13 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Units by them and any advertising expenses connected with any offers they may make, and the Selling Unitholder shall bear the cost of any underwriting discount and any underwriting commission with all other fees attributable to the Selling Unitholder and related to the offering borne by the Partnership.

10.       Conditions of Underwriter’s Obligations.  The obligations of the Underwriter hereunder, as to the Units to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties of the Partnership Parties and the Selling Unitholder herein are, at and as of the Time of Delivery, true and correct, the condition that the Partnership Parties and the Selling Unitholder shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)        The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Partnership has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of a Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)        The Underwriter shall have received the opinion of Vinson & Elkins L.L.P., counsel for the Partnership, to the effect set forth on Exhibit B-1 addressed to them and dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriter;

(c)        The Underwriter shall have received the opinion of Vinson & Elkins L.L.P., special counsel for the Selling Unitholder, to the effect set forth on Exhibit B-2 addressed to them and dated the Time of Delivery, in form and substance reasonably satisfactory to the Underwriter;

(d)        The Underwriter shall have received from Hunton Andrews Kurth LLP, counsel to the Underwriter, such opinion or opinions, dated the Time of Delivery with respect to such matters as the Underwriter may reasonably require; and the Partnership Parties shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 10 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained;

(e)        On the date of the Prospectus at the time of the execution of this Agreement, and also at the Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(f)        On the date of the Prospectus at the time of the execution of this Agreement, and also at the Time of Delivery, Grant Thornton LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g)        (i) None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (or with respect to the CDM Entities, since the CDM Closing Date) since the date of any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capitalization or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, members’ equity, partners’ equity or results of operations of any of the Partnership Entities other than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)        On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Partnership’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i)         The Units to be sold at the Time of Delivery shall have been duly admitted for trading and quotation on the NYSE;

(j)         The Underwriter shall have received duly and validly executed Lock-Up Agreements referred to in Sections 6(f) and 7(a) hereof, between the Underwriter, on the one hand, and the officers, directors and unitholders of the Partnership and the Selling Unitholder, on the other hand, each as set forth on Schedule IV hereto, and such Lock-Up Agreements shall be in full force and effect at the Time of Delivery; and

(k)        The Partnership shall have furnished or caused to be furnished to the Underwriter at the Time of Delivery certificates of officers of the Partnership Parties satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Partnership Parties herein at and as of the Time of Delivery, as to the performance by the Partnership Parties of all of their obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in Sections 10(a) and 10(g) hereof and any such further information, opinions, certificates and documents as the Underwriter may have reasonably requested.

(l)         The Selling Unitholder shall have furnished or caused to be furnished to the Underwriter at the Time of Delivery a certificate satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Selling Unitholder herein at and as of the Time of Delivery, as to the performance by the Selling Unitholder of all of its obligations hereunder to be performed at or prior to the Time of Delivery and any such further information, opinions, certificates and documents as the Underwriter may have reasonably requested.

11.       Indemnification.

(a)        The Partnership Parties, jointly and severally, agree to indemnify and hold harmless the Underwriter, its directors, officers and employees, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Act) of the Underwriter participating in the offering of the Units, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, affiliate, director, officer, employee, controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto, any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or “any issuer information” (as defined in Rule 405 under the Act) used or referred to by the Underwriter with the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, the “Permitted Issuer Information”), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto, any Marketing Materials or any Permitted Issuer Information, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, and will reimburse the Underwriter and each such affiliate, director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Underwriter and each such affiliate, director, officer, employee or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Partnership Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto, any Marketing Materials or any Permitted Issuer Information, in reliance upon and in conformity with (i) written information furnished to the Partnership by the Underwriter expressly for use therein or (ii) the Selling Unitholder Information (as defined in Section 2(e)); provided however, that the Selling Unitholder’s obligations under the indemnity agreements contained in this Agreement are further limited so that it is not liable for any amount in excess of the aggregate gross proceeds net of the underwriting discounts received by the Selling Unitholder from the sale of Units by such Selling Unitholder.

(b)        The Selling Unitholder, agrees to indemnify, defend and hold harmless the Underwriter and each Partnership Party, their respective partners, directors, officers, employees, agents and members, any person who controls the Underwriter or any Partnership Party within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of the Underwriter or Partnership Party participating in the offering of the Units, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Partnership Party, affiliate, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto or any Marketing

Materials a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto or any Marketing Materials, in reliance upon and in conformity with the Selling Unitholder Information (as defined in Section 2(e)).

(c)        The Underwriter agrees to indemnify and hold harmless the Partnership Parties, the Selling Unitholder, their respective directors, officers and employees and each person, if any, who controls any Partnership Party or the Selling Unitholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such Partnership Party or Selling Unitholder, director, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto or any Marketing Materials a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus or any amendment thereof or supplement thereto or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Partnership and the Selling Unitholder by the Underwriter expressly for use therein; and will reimburse the Partnership Parties and the Selling Unitholder for any legal or other expenses reasonably incurred by the Partnership Parties and the Selling Unitholder in connection with investigating or defending any such action or claim as such expenses are incurred. The Underwriter confirms and the Partnership and the Selling Unitholder acknowledge and agree that the statements set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriter appearing under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Partnership by or on behalf of the Underwriter specifically for use in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Written Testing-the-Waters Communication and/or any Issuer Free Writing Prospectus.

(d)        Promptly after receipt by an indemnified party under Sections 11(a), 11(b) or 11(c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability it may have to any indemnified party under such Section, except to the extent that the indemnifying party suffers actual prejudice as a result of such failure and shall not relieve the indemnifying party from any liability it may have other than under such Section.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 11 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees or controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees, or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party.  No indemnifying party shall, (x) without the written consent of the indemnified party (which consent shall not be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this Section 11(d), then the indemnifying party agrees that it shall be liable for any settlement of any such proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.

(e)        If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under this Section 11 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties and the Selling Unitholder, on the one hand, and the Underwriter, on the other, from the offering of the Units.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits referred to in the immediately preceding sentence, but also the relative fault of the Partnership Parties and the Selling Unitholder, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Partnership Parties and the Selling Unitholder, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership and the Selling Unitholder bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties and the Selling Unitholder, on the one hand, or the Underwriter, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Each of the Partnership Parties, the Selling Unitholder and the Underwriter agrees that it would not be just and equitable if contribution pursuant to this Section 11(e) were determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 11(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 11(e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 11(e), each affiliate of the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, and each director and officer of the Partnership Parties or the Selling Unitholder, and each person, if any, who controls the Partnership Parties or the Selling Unitholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Partnership Parties.  The Underwriter’s obligations in this Section 11(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

12.       The respective indemnities, agreements, representations, warranties and other statements of the Partnership, the Selling Unitholder and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any of them, or any officer or director or controlling person of any of them, and shall survive delivery of and payment for the Units.

13.       If this Agreement shall be terminated pursuant to Section 10(h) hereof, the Partnership shall not then be under any liability to the Underwriter except as provided in Sections 9 and 11 hereof; but, if for any other reason, any Units are not delivered by or on behalf of the Selling Unitholder as provided herein, the Partnership will reimburse the Underwriter for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Partnership Parties shall then be under no further liability to the Underwriter except as provided in Sections 9 and 11 hereof and the Selling Unitholder shall then be under no further liability to the Underwriter except as provided in Section 11 hereof.

14.       No Fiduciary Duty.  The Partnership and the Selling Unitholder acknowledge and agree that (i) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership and the Selling Unitholder, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Partnership Parties or the Selling Unitholder, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Partnership Parties or the Selling Unitholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Partnership Parties or the Selling Unitholder on other matters) or any other obligation to the Partnership Parties or the Selling Unitholder except the obligations expressly set forth in this Agreement and (iv) each of the Partnership Parties and the Selling  Unitholder has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Partnership Parties and the Selling Unitholder agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Partnership Parties or the Selling Unitholder, in connection with such transaction or the process leading thereto.

15.       All statements, requests, notices and agreements hereunder shall be in writing and, if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to the Underwriter at J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); if to the Partnership Parties shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: General Counsel; and if to the Selling Unitholder, shall be delivered or sent by mail or facsimile transmission to USA Compression Holdings, LLC, 100 Congress Avenue, Suite 450, Austin, Texas 78701.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its respective clients, including the Partnership, which information may include the name and address of its respective clients, as well as other information that will allow the Underwriter to properly identify its respective clients.

16.       This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Partnership Parties and the Selling Unitholder, and, to the extent provided in Sections 11 and 12 hereof, the officers, directors and affiliates of any Partnership Party, the Underwriter and the Selling Unitholder, and each person who controls such Partnership Party, Underwriter or Selling Unitholder, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Units from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17.       Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18.       This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership Parties, the Selling Unitholder and the Underwriter, or any of them, with respect to the subject matter hereof.

19.       THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  Each of the parties agrees that any suit or proceeding arising in respect of this agreement or the Underwriter’s engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and each of the parties agrees to submit to the jurisdiction of, and to venue in, such courts.

20.       Each of the Partnership Parties, the Selling Unitholder and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.       This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22.       Notwithstanding anything herein to the contrary, the Partnership is authorized, subject to applicable law, to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) relating to such treatment and structure, without the Underwriter imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply)

to the extent necessary to enable any person to comply with applicable securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23.       If the foregoing is in accordance with your understanding, please sign and return to the Partnership, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, each of the Partnership Parties and the Selling Unitholder.

(Signature pages follow)

Very truly yours,

Partnership Parties

USA COMPRESSION PARTNERS, LP

By:	USA Compression GP, LLC

By:	/s/ Matthew C. Liuzzi
Name:	Matthew C. Liuzzi
Title:	Vice President, Chief Financial Officer and Treasurer

USA COMPRESSION GP, LLC

By:	/s/ Matthew C. Liuzzi
Name:	Matthew C. Liuzzi
Title:	Vice President, Chief Financial Officer and Treasurer

Selling Unitholder

USA COMPRESSION HOLDINGS, LLC

By:	/s/ John R. Staudinger
Name:	John R. Staudinger
Title:	Chief Executive Officer

Signature Page to Underwriting Agreement

Accepted as of the date first above written.

J.P. Morgan Securities LLC

By:	/s/ N. Goksu Yolac
Name:	N. Goksu Yolac
Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I

Name	Organizational Jurisdiction	Foreign Qualification
USA Compression Partners, LLC	Delaware

Arkansas, Colorado, Illinois, Kansas, Kentucky,  Louisiana, Maryland, Michigan, Mississippi, Missouri, New Mexico, New York, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Utah, Virginia, West Virginia, Wyoming

USAC Leasing, LLC	Delaware	Arkansas, Illinois, Kansas, Kentucky, Louisiana, Maryland, Michigan, Mississippi, New Mexico, New York, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Utah, Virginia, West Virginia

USAC Leasing 2, LLC	Texas	Arkansas, Colorado, Florida, Kansas, Kentucky, Louisiana, Ohio, New Mexico, New York, Oklahoma, Pennsylvania, West Virginia

USAC OpCo 2, LLC	Texas	Arkansas, Colorado, Florida, Kansas, Kentucky, Louisiana, Ohio, New Mexico, New York, Oklahoma, Pennsylvania, West Virginia

CDM Resource Management LLC	Delaware	Arkansas, California, Colorado, Kansas, Louisiana, Mississippi, New Mexico, Ohio, Oklahoma, Pennsylvania, Texas, Virginia, West Virginia

CDM Environmental & Technical Services LLC	Delaware	Arkansas, Colorado, Kansas, Louisiana, Mississippi, New Mexico, Ohio, Oklahoma, Pennsylvania, Texas, Virginia, West Virginia

Schedule I

SCHEDULE II(A)

Materials Other Than the Preliminary Prospectus That

Comprise the Pricing Disclosure Package

Purchase price payable by the Underwriter: $16.00 per Unit

Number of Units: 5,000,000

Schedule II(A)

SCHEDULE II(B)

Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure Package

None

Schedule II(B)

SCHEDULE III

Written Testing-the-Waters Communications

None

Schedule III

SCHEDULE IV

Lock-Up Agreement Parties

USA Compression Holdings, LLC

Eric D. Long

William G. Manias

Matthew C. Liuzzi

Christopher W. Porter

David A. Smith

Sean T. Kimble

Michael J. Bradley

Christopher R. Curia

Glenn E. Joyce

Thomas E. Long

Thomas P. Mason

Matthew S. Ramsey

William S. Waldheim

Matthew Hartman

Schedule IV

EXHIBIT A

FORM OF LOCK-UP LETTER

USA Compression Partners, LP

Lock-Up Letter

June 12, 2018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:       USA Compression Partners, LP — Lock-Up Letter

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with USA Compression Partners, LP (the “Partnership”), USA Compression GP, LLC and USA Compression Holdings LLC, providing for a public offering of common units representing limited partner interests (the “Common Units”) in the Partnership pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”).

In consideration of the agreement by the Underwriter to offer and sell the Units (as defined in the Underwriting Agreement), and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, directly or indirectly, (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise hedge or dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition at any time in the future of) any Common Units (as defined in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as the same may be amended or restated at or prior to the Time of Delivery, as defined in the Underwriting Agreement), or any securities of the Partnership that are substantially similar to the Common Units, including, but not limited to, any options or warrants to purchase any Common Units, or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Units or any such substantially similar securities, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Commission (collectively the “Undersigned’s Units”), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of any Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any

Exhibit A -  1

amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing.  The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Units even if the Undersigned’s Units would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Units or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Units.

The initial Lock-Up Period will commence on the date of this Lock-Up Letter and continue for 60 days after the date of the Prospectus (as defined in the Underwriting Agreement).

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Units (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Underwriter; provided, however, that in the case of (i) or (ii), any such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such transfer other than a filing on Form 5 of the Exchange Act.  For purposes of this Lock-Up Letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Undersigned’s Units except in compliance with the foregoing restrictions.

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned shall be automatically released from the obligations under this Lock-up Letter Agreement.

The undersigned understands that the Partnership and the Underwriter are relying upon this Lock-Up Letter in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exhibit A -  2

EXHIBIT B-1

FORM OF OPINION AND NEGATIVE ASSURANCE LETTER OF VINSON & ELKINS L.L.P.

1.        The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all requisite limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.  The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction set forth on Annex A attached hereto.

2.         The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all requisite limited liability company power and authority to own its properties, conduct its business and act as the general partner of the Partnership as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.  The General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction set forth on Annex A attached hereto.

3.         Each of USA Compression Partners, LLC, USAC Leasing, LLC, CDM Resource Management LLC and CDM Environmental & Delaware Technical Services LLC (together, the “Delaware LLCs”) is validly existing in good standing as a limited liability company under the Delaware LLC Act with all requisite limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.  Each of the Delaware LLCs is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction set forth on Annex A attached hereto.

4.         Each of USAC OpCo 2, LLC and USAC Leasing 2, LLC (together, the “Texas LLCs”) is validly existing in good standing as a limited liability company under the Texas Limited Liability Company Act with all requisite limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.  Each of the Texas LLCs is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction set forth on Annex A attached hereto.

5.         The Selling Unitholder Common Units, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

6.         All limited partnership and limited liability company action, as the case may be, required to be taken by either of the Partnership Parties for the execution and delivery of the Underwriting Agreement has been validly taken.

Exhibit B-1 -  1

7.         The Underwriting Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

8.         Each of the Partnership Agreement, the GP LLC Agreement and the limited liability company agreement of each of the Operating Subsidiaries (excluding the CDM Entities) has been duly authorized, executed and delivered by each of the Partnership Entities party thereto, as applicable, and are valid and legally binding agreements of such Partnership Entities party thereto, enforceable against such parties thereto in accordance with their terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the law of fraudulent transfer and conveyance, (iv) public policy, including the effect of applicable public policy on the enforceability of provisions relating to indemnification, exculpation, contribution, and the waiver or release of statutory, legal or equitable rights, defenses or claims, (v) applicable law relating to fiduciary duties, and (vi) judicial imposition of an implied covenant of good faith and fair dealing.

9.         None of the offering or sale by the Selling Unitholder of the Selling Unitholder Common Units or the execution, delivery and performance of the Underwriting Agreement by the Partnership Parties (i) constitutes or will constitute a violation of the Organizational Documents, (ii) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default) or results or will result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities pursuant to, any agreement filed as an exhibit to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017 or any subsequent reports filed as of the date hereof under the Exchange Act by the Partnership, (iii) violates or will violate the Delaware LLC Act, the Delaware LP Act, the laws of the State of Texas or federal law, it being understood that we do not express an opinion in clause (ii) or (iii) of this paragraph 10 with respect to any securities or other anti-fraud law.

10.       No permit, consent, approval, authorization, order, registration, filing of or with any federal, New York, Texas or Delaware court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with the offering or sale by the Selling Unitholder of the Selling Unitholder Common Units or the execution, delivery and performance of the Underwriting Agreement by the Partnership Parties except (a) such as may be required under the Act, the Exchange Act, the Blue Sky laws of any jurisdiction or the by-laws and rules of the FINRA, as to which we do not express any opinion and (b) such as have been obtained or made.

11.       The Registration Statement was declared effective under the Act on May 12, 2017; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such rule.

Exhibit B-1 -  2

12.       The Registration Statement at June 15, 2018, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date (except for the financial statements and the related notes and schedules thereto and the auditor’s report thereon and the other financial and accounting data included or incorporated by reference in or omitted from the Registration Statement or the Prospectus, as to which we do not express any opinion) each appear on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations promulgated thereunder.

13.       The Selling Unitholder Common Units conform in all material respects to the description thereof contained in each of the Pricing Disclosure Package and the Prospectus.

14.       The statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “How We Make Cash Distributions,” “Description of Partnership Securities,” and “Conflicts of Interest and Fiduciary Duties” insofar as they purport to describe specific agreements or constitute summaries of certain provisions of federal laws or Texas environmental laws referred to therein, are accurate descriptions or summaries thereof in all material respects.

15.       The Partnership is not required to be registered as an “investment company” within the meaning of the Investment Company Act.

16.       The General Partner is the sole general partner of the Partnership and the owner of the non-economic general partner interest in the Partnership (in its capacity as a general partner without reference to any Common Units held by it) (the “GP Interest”); the GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns the GP Interest free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LP Act or the Partnership Agreement or described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

17.       Energy Transfer Partners, L.L.C. owns all of the limited liability company interests of the General Partner (the “GP Membership Interests”); such GP Membership Interests have been duly authorized and validly issued in accordance with the GP LLC Agreement; Energy Transfer Partners, L.L.C. owns all of the GP Membership Interests free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Energy Transfer Partners, L.L.C. as debtor is on file in the office of the Secretary of State of the State of Delaware or (b) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act or the GP LLC Agreement or described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

18.       The Partnership directly or indirectly owns all of the limited liability company interests of each of the Operating Subsidiaries (together, the “Operating Subsidiary LLC Interests”); each such Operating Subsidiary LLC Interest (except those in respect of the CDM Entities)

Exhibit B-1 -  3

has been duly authorized and validly issued in accordance with the Organizational Document of the applicable Operating Subsidiary; the Partnership owns the Operating Subsidiary LLC Interests free and clear of all Liens (a) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or Texas, as the case may be, or (b) otherwise known to us, without independent investigation, other than those created by or arising under the Delaware LLC Act or the laws of the State of Texas, as the case may be, the limited liability agreement of the applicable Operating Subsidiary or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

19.       Except as described in the Pricing Disclosure Package or provided for in the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any limited partner interests in the Partnership pursuant to the Delaware LP Act or any agreement or instrument known to such counsel to which any of the Partnership Entities is a party or by which any one of them may be bound.  Except as described in the Pricing Disclosure Package, to such counsel’s knowledge there are no outstanding options or warrants to purchase (A) any Common Units, Preferred Units, Class B Units or other interests in the Partnership or (B) any interest in the General Partner or the Operating Subsidiaries;

20.      The limited partner interests of the Partnership consist of 89,953,049 Common Units, 500,000 Preferred Units and 6,397,965 Class B Units; such Common Units, Preferred Units and Class B Units are the only limited partner interests of the Partnership that are issued and outstanding; all of such Common Units, Preferred Units and Class B Units have been duly authorized and validly issued and are fully paid and nonassessable (except as such nonassessability may be affected by the matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

21.      The opinion letter of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriter may rely upon such opinion letter as if it were addressed to it.

In addition, we have participated in conferences with officers and other representatives of the Partnership Parties and the independent registered public accounting firm of the Partnership, your counsel and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although we have not independently verified, are not passing upon, and are not assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the opinions expressed in paragraphs 13 and 14 above), based on the foregoing, no facts have come to our attention that lead us to believe that:

•

the Registration Statement, as of the Effective Time, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act, contained an untrue statement of a material fact or omitted to state a

Exhibit B-1 -  4

material fact required to be stated therein or necessary to make the statements therein not misleading;

•

the Pricing Disclosure Package, as of the Applicable Time (together with the documents incorporated by reference at that time), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•

the Prospectus (together with the documents incorporated by reference at that time), as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included in, incorporated in or omitted from, the Registration Statement, the Pricing Disclosure Package, or the Prospectus.

Exhibit B-1 -  5

EXHIBIT B-2

FORM OF OPINION OF VINSON & ELKINS L.L.P.

1.         USA Compression Holdings, LLC (the “Selling Unitholder”) has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all requisite limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

2.         All limited liability company action required to be taken by the Selling Unitholder for the authorization sale and delivery of the Selling Unitholder Common Units and the consummation of the transactions contemplated by the Underwriting Agreement has been validly taken.

3.         The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Unitholder.

4.         None of the offering or sale by Selling Unitholder of the Selling Unitholder Common Units or the execution, delivery and performance of the Underwriting Agreement by the Selling Unitholder (i) constitutes or will constitute a violation of the organizational documents of the Selling Unitholder, or (ii) violates or will violate the Delaware LLC Act. No permit, consent, approval, authorization, order, registration, filing of or with any federal, New York, Texas or Delaware court or governmental agency or body having jurisdiction over the Selling Unitholder or its properties is required in connection with the offering or sale by Selling Unitholder of the Selling Unitholder Common Units or the execution, delivery and performance of the Underwriting Agreement by the Selling Unitholder except (a) such as may be required under the Securities Act, the Exchange Act, the Blue Sky laws of any jurisdiction or the by-laws and rules of the FINRA, as to which we do not express any opinion and (b) such as have been obtained or made.

5.         The Selling Unitholder owns the Selling Unitholder Common Units; and the Selling Unitholder Common Units are owned free and clear of any Liens (1) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner or the Selling Unitholder, as applicable, as debtor is on file in the office of the Delaware Secretary of State or (2) otherwise known to us, without independent investigation, other than (A) restrictions on transferability contained in the Partnership Agreement and (B) Liens created by or arising under the Delaware LP Act.

6.         Upon payment for the Selling Unitholder Common Units to be sold by the Selling Unitholder, delivery of such Selling Unitholder Common Units, as directed by the Underwriter, to Cede and Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), the registration of such Units in the name of Cede or such other nominee and the crediting of the Selling Unitholder Common Units on the books of DTC to “securities accounts” (within the meaning of Section 8-501(a) of the New York Uniform Commercial Code (the “UCC”)) of the Underwriter (assuming that neither DTC nor the Underwriter has “notice of an adverse claim” (within the meaning of Section 8-105

Exhibit B-2 -  1

of the UCC) to such Selling Unitholder Common Units) (i) the Underwriter will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Selling Unitholder Common Units and (ii) no action based on any “adverse claim” (within the meaning of Section 8-102(a)(1) of the UCC) to such Selling Unitholder Common Units may be asserted against the Underwriter with respect to such “security entitlement.”

Exhibit B-2 -  2